EXHIBIT 99.1

INFORMATION RELATING TO ITEM 14 – OTHER EXPENSES

OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by Coinstar, Inc. (the “Company”) in connection with the issuance and distribution of the Company’s common stock, par value $0.001 per share, being offered pursuant to the registration statement, File No. 333-120546 (the “Registration Statement”), and a prospectus supplement to be filed December 15, 2004 (the “Prospectus Supplement”), other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$10,000	*
Nasdaq fees and expenses	22,500
Printing and engraving expenses	75,000
Legal fees and expenses	200,000
Accounting fees and expenses	80,000
Transfer agent and registrar fees	5,000
Miscellaneous	17,500

Total	$410,000

*	Represents a portion of the $25,340 filing fee paid by the Company in connection with Registration Statement relating to the common stock to be offered pursuant to the Prospectus Supplement.